As filed with the Securities and Exchange Commission on July 15, 2022
Registration No. 333- _____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

675 Creekside Way
Campbell, CA 95008
(408) 727-1885
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. 2022 Equity Incentive Plan
8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan
______________________________
(Full Title of the Plans)

Matthew Zinn
Secretary and Chief Legal Officer
8x8, Inc.
675 Creekside Way
Campbell, CA 95008
___________________________
(Name and Address of Agent For Service)
(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company	Emerging Growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

This Registration Statement is being filed by 8x8, Inc. (the “Registrant”) to register 8,000,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), issuable to eligible individuals under the Registrant’s 2022 Equity Incentive Plan, and to register an additional 3,600,000 shares of its Common Stock, issuable to eligible individuals under the Registrant’s Amended and Restated 1996 Employee Stock Purchase Plan, such shares which are in addition to the (a) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 9, 1997 (File No. 333-30943), (b) 70,560 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 20, 1998 (File No. 333-50519), (c) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 30, 2001 (File No. 333-66296), (d) 648,984 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 30, 2001 (File No. 333-15627, (e) 416,589 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 10, 2002 (File No. 333-90172), (f) 189,575 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 30, 2004 (File No. 333-118642), (g) 43,220 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 1, 2005 (File No. 333-126337), (h) 118,535 shares of Common Stock registered on the Registrant’s Form S-8 filed on September 26, 2006 (File No. 333-137599), (i) 707,387 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 19, 2013 (File No. 333-189452), (j) 282,062 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 27, 2014 (File No. 333-196275), (k) 306,248 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 29, 2015 (File No. 333-204583), (l) 365,555 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 22, 2016 (File No. 333-212163), (m) 295,931 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 2, 2017 (File No. 333-218472), (n) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 1, 2018 (File No. 333-225388), (o) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 22, 2019 (File No. 333-231670), (p) 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 21, 2020 (File No. 333-238572), and (q) 3,000,000 shares of Common Stock registered on the Registrant’s Form S-8 on October 30, 2020 (File No. 333-249757) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:
1.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 27, 2022, including the portions of the Registrant’s proxy statement for the 2022 annual meeting of stockholders, filed with the Commission on June 8, 2022, incorporated by reference in Part III of the 2022 Annual Report on Form 10-K;
2.    The Registrant’s Current Reports on Form 8-K filed with the SEC on June 24, 2022 and July 13, 2022; and

3.    The description of the Registrant’s capital stock filed as Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 27, 2022.
In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
Item 8.    Exhibits.
Exhibit     Description
5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1    8x8, Inc. 2022 Equity Incentive Plan
10.2    Form of Stock Option Agreement under the 8x8, Inc. 2022 Equity Incentive Plan
10.3    Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the 8x8, Inc. 2022 Equity Incentive Plan
10.4    8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan
23.1    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2    Consent of Independent Registered Public Accounting Firm
24.1    Power of Attorney (included in signature pages to this Registration Statement)
107    Filing Fee Table
_________________

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, State of California, on this 15th day of July 2022.
8x8, Inc.
By:     /s/ Samuel Wilson
Samuel Wilson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Sipes, Matthew Zinn and Samuel Wilson, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his or her name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Sipes	Chief Executive Officer and Director (principal executive officer)	July 15, 2022
/s/ Samuel Wilson	Chief Financial Officer (principal financial officer) (principal accounting officer)	July 15, 2022
/s/ Jaswinder Pal Singh	Chairman of the Board	July 15, 2022
/s/ Monique Bonner	Director	July 15, 2022
/s/ Todd Ford	Director	July 15, 2022
/s/ Alison Gleeson	Director	July 15, 2022
/s/ Vladimir Jacimovic	Director	July 15, 2022
/s/ Eric Salzman	Director	July 15, 2022
/s/ Elizabeth Theophille	Director	July 15, 2022